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PracticeWorks, Inc.
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Kodak to Acquire Practiceworks, Inc.

ATLANTA, July 21 /PRNewswire-FirstCall/ -- PracticeWorks, Inc. (Nasdaq: PRWK -) announced today the signing of a definitive agreement under which Eastman Kodak Company (NYSE: EK - News) will acquire PracticeWorks, Inc. Under the terms of the transaction, Kodak will pay $21.50 in cash for each share of common stock (and equivalents) and $7.33 in cash for each share of series B preferred stock.

"We had a vision for our company and our market. This transaction validates that vision while allowing our stockholders to realize substantial value. Our vision for the future of the dental practice is to fully integrate practice management software with digital imaging technology to enable dentists to capture, share and archive their work like never before. With the addition of Kodak's imaging science technology -- and the trusted Kodak brand -- PracticeWorks will have an unparalleled opportunity to better meet the information and imaging needs of our clients both now and in the future," commented PracticeWorks Chief Executive Officer Jim Price.

The transaction is subject to regulatory review and shareholder approval. Consummation of the transaction is also subject to other customary closing conditions.

PracticeWorks, Inc. will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). We urge stockholders to review the proxy statement and other information to be filed with the SEC because they will contain important information. These documents will be distributed to stockholders and made available without charge on the SEC's website. Investors should read the proxy statement carefully before making any voting or investment decisions.

About PracticeWorks, Inc.

PracticeWorks, Inc. is the premier provider of software-based information technology systems and related services for dentists, orthodontists and oral and maxillofacial surgeons in the United States, and, through its Trophy subsidiary, it is a leading provider of digital x-ray technology systems in that same market in Europe and Japan. PracticeWorks' product offerings include practice management applications, cosmetic imaging and digital radiography systems, business-to-business e-commerce services, electronic data interchange (EDI) services, and ongoing maintenance, support and training related to all products. Visit PracticeWorks at www.practiceworks.com .

Certain statements in this release, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: uncertainties concerning our future capital needs and the ability to obtain such capital; possible deferral, delay or cancellation by customers of software or equipment purchase decisions; variations in the volume and timing of systems sales and installations; possible delays in product development; changing economic, political and regulatory influences on the healthcare industry; changes in product pricing policies; changes in foreign currency exchange rates; general economic conditions and world conflict; and the risk factors detailed from time to time in PracticeWorks' periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

PracticeWorks and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of PracticeWorks with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in PracticeWorks’ Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. This document will be available at the SEC website at <http://www.sec.gov> and from PracticeWorks.

July 21, 2003

Dear Employee of PracticeWorks:

We are really excited at the prospects of the powerful and unique opportunity the proposed merger of Kodak, PracticeWorks, and Trophy Radiologie will provide to the dental industry.

Upon closing of the deal, our combined portfolio will offer customers the leading practice management software, the leading digital radiography solutions, and the leading film-based solutions in the industry, together with dental anesthetics and digital photography products.  No other provider in the industry will be able to make such a claim.

At Kodak, we believe that the ability to marry imaging and information (what Kodak calls “infoimaging”) is key to long-term success. This “infoimaging” focus is a vision shared by PracticeWorks, which plans to fully integrate practice management software with imaging technology.  In addition, the leadership provided by Trophy Radiologie in the dental digital radiography field, added to Kodak’s well-established leadership in the film and digital photography markets, means we can provide our customers with whichever imaging option they prefer.  Clearly, the combined talents and experience of both companies will allow us to better meet the information and imaging needs of the dental office, both now and in the future.

After the deal is finalized, we intend to operate PracticeWorks and Trophy Radiologie as subsidiaries of Eastman Kodak Company.  Your individual talents and skills are primary reasons we chose to strike this deal, and we look forward to working with you to build a bright and successful future.

We must await the outcome of regulatory reviews and approval by PracticeWorks stockholders before we can close the deal and share more information with you, but be assured that we look forward to being able to welcome you into the extended Kodak family.

Warm regards,

/s/ Daniel Kerpelman                                                    /s/ Richard Hirschland

Daniel Kerpelman                                                         Richard Hirschland
President, Health Imaging                                              General Manager, Dental Systems
Senior Vice President, Eastman Kodak Company         Vice President, Health Imaging

EASTMAN KODAK COMPANY
3003 Summit Boulevard • Suite 1100 • ATLANTA, GEORGIA 30319-1468
(770) 668-0500 • FAX (770) 522-2850